AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                February 24, 2005

                       REGISTRATION NO. 333-123078


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    U.S. Center for Energy Information, Inc.

                 (Name of small business issuer in our charter)

                                     Nevada
                                     ------
         (State or other jurisdiction of incorporation or organization)

              8732
----------------------------               ------------------------------------
(Primary standard industrial               (I.R.S. Employer Identification No.)
 classification code number)

                            16219 York Minster Drive
                               Spring, Texas 77379
                            Phone Number 832-717-3914
             (Address and telephone of principal executive offices)

                           Michael J. Morrison, Chtd.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775.827.6300
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)

    Title of class of
securities to be registered                     Proposed maximum                    Amount of
   and number of shares                     aggregate offering price            Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share            $550,000.00                      $64.75
 5,500,000 shares

                          Total Registration Fee $64.75

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                    U.S. CENTER FOR ENERGY INFORMATION, INC.

                        5,500,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 5,500,000 shares of our common stock by the selling security holders. The fixed price for the offer and sale of the shares shall be $.10 until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", AT PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


The date of this preliminary prospectus is August __, 2005.

                                TABLE OF CONTENTS

                                                                            Page

Front Cover Page of Prospectus                                                1
Inside Front and Outside Back Cover Pages of Prospectus                       2
Summary Information                                                           5
   Prospectus Summary                                                         5
   The Offering                                                               5
   Financial Summary Information                                              5
Risk Factors                                                                  6
   Risks Related to Our Company and Proposed Business                         6


Our Status as a Development Stage Company With, Minimal Assets, And Nominal
 Revenues Subjects Your Investment to a High Degree Of Risk Because We Have No History of Operations, May Fail To Fully Develop Our Business,

We Have Substantial Near-Term Capital Needs and No Source Of
 Additional Funding, So We May Not Be Able To Commence Operations

We Have Substantial Long-Term Capital Needs and No Source Of
 Additional Funding

Our Proposed Business is Dependent on One Software Application, Which is
 Licensed from Our Principal Shareholder, Who Has the Right to Terminate Our License Under Certain Conditions, and We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment

We may Experience Security Breaches in Our Internet-Based Operations, and We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment

We Have A Poor Financial Condition and May Be Unable To Adequately
 Develop Our Business or Earn A Profit

Our Management Will Devote Limited Attention To Our Business
 Operations and This May Limit The Development Of Our
 Business

We Have Little Managerial Expertise in The Development or
 Dissemination of Energy Information and This May Cause Our
 Business To Suffer

Our Lack of Any Revenues and Profits, Combined With Our Losses, Make It
 Difficult For Us To Succeed as a Business.

There Is No Public Market For Our Common Stock and You May Be Unable To Sell
 Your Shares.

If We Are Unable To Attract and Retain Qualified Personnel With
 Energy-Related Experience

If The Securities Do Not Meet Blue Sky Resale Requirements, You May Be Unable To
 Resell Your Securities.

Voting Control of Our Company Is Held One Shareholder, Mr. Steven J. Turcotte, and Other Shareholders Will Have Little or No Ability To Affect Control of The Company.


Risks Related To Our Operations                                               7


Our Auditor Has Expressed Substantial Doubt About Our Ability To
 Continue as a Going Concern

We Depend On Our Management and, If We Lose Their Services, Our
 Ability To Manage The Day-To-Day Aspects of Our
 Business Will Be Weakened

We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

The Operation, Administration, Maintenance and Repair Of Our Systems Are Subject
 To Risks That Could Lead To Disruptions In Our Services And The Failure of Our Systems To Operate as Intended For Their Full Design Life

The Failure of Our Business and Operations Support Systems To
 Perform as We Expect Could Impair Our Ability To Retain Customers and Obtain New Customers, Or Provision Their Services, or Result
 In Increased Capital Expenditures

Intellectual Property and Proprietary Rights of Others Could Prevent
 Us From Using Necessary Technology.


Risks Related to Competition and Our Industry                                 8


Technological Advances and Regulatory Changes May Erode Revenues Which Could Be
 Derived From Internet Operations, Which Could Increase Competition and Put Downward Pressure On Prices For Our Proposed Services.

Many of Our Competitors and Potential Competitors Have Superior Resources, Which
 Could Place Us at a Cost And Price Disadvantage.

We Depend On Third Parties For Many Functions. If The Services of
 Those Third Parties Become Unavailable To Us, We May Not Be Able
 To Conduct Our Business

Our Inability To Raise Additional Capital May Result In Our Business Failing and
 The Loss of Your Entire Investment.

Penny Stock Regulations May Limit The Potential Purchasers Of Our
 Stock In Any Market That May Develop.                                        8
Use of Proceeds                                                               8
Determination of Offering Price                                               8
Dilution                                                                      9
Selling Security Holders                                                      9
Plan of Distribution                                                         11
Legal Proceedings                                                            12
Directors, Executive Officers, Promoters and Control Management              12
Security Ownership of Certain Beneficial Owners and Management               13
Description of Securities                                                    14

      Common Stock                                                           14

      Shares Eligible for Future Sale                                        14

Interest of Named Experts and Counsel                                        15
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities                                                  15
Description of Business                                                      16
Management's Discussion and Analysis or Plan of Operation                    20
Description of Property                                                      21
Certain Relationships and Related Transactions                               21
Market for Common Equity and Related Stockholder Matters                     21
Executive Compensation                                                       22
Financial Statements                                                         22
Changes in and Disagreements with Accountants on
 Accounting and Financial Disclosure                                         33
Indemnification                                                              33
Other Expenses of Issuance and Distribution                                  33
Recent Sales of Unregistered Securities                                      33
Undertakings                                                                 35
Signatures                                                                   35
Exhibits                                                                     35

                               SUMMARY INFORMATION

PROSPECTUS SUMMARY

You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.


Our Company is in the development stage and we have produced no revenues. Our proposed business is to provide information and a platform for subscription and internet-based online commercial transactions in the energy industry in the U.S. Our proposed business will seek to link energy purchasers to pre-qualified suppliers, and to streamline operational and energy project processes.

Our principal executive offices are located at 16219 York Minster Drive, Spring, Texas 77379; Phone Number 832-717-3914.


Our Company is not a blank check company as the term is defined under Rule 419 of Regulation C, and does not intend to merge or acquire another company in the foreseeable future.

THE OFFERING

Securities Offered                 5,500,000 shares of Common Stock.

Offering Price Per Share $.10. The fixed price for the offer and sale of the shares shall be $0.10 per share until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

Offering The Shares are being offered by the selling securities holders.

Proceeds The Company will receive no proceeds from this offering.

Number of Shares                   Before the Offering: 15,700,000 Shares of
Outstanding                        Common Stock. After the Offering: 15,700,000
                                   Shares of Common Stock

                          FINANCIAL SUMMARY INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.


Balance Sheet Data:           12/31/04            3/31/05
-------------------           --------            -------
CASH                          $    715           $   685

RECEIVABLES                   $      0           $     0

TOTAL ASSETS                  $    987           $   957

TOTAL LIABILITIES             ($11,266)          ($9,116)

STOCKHOLDERS'EQUITY           ($10,279)          ($8,159)


                                  RISK FACTORS

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. The operation and results of our business are subject to risks and all of the material risks are set forth in this section

               RISKS RELATED TO OUR COMPANY AND PROPOSED BUSINESS

Our Status as a Development Stage Company with, Minimal Assets, and No Revenues Subjects Your Investment to a High Degree of Risk Because We Have No History of Operations, May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.

We only recently started our business and have not commenced business operations, have limited financial resources and no revenues. We cannot assure that we will ever generate sufficient revenues to develop successful operations, or make a profit. We have a limited operating history for investors to evaluate our business strategy. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring an initial net operating loss until we either generate revenues sufficient to sustain operations, of which there can be no assurance, or we complete future financing, of which there can be no assurance. There is no assurance that our Company will ever produce significant revenues or profits in the near future, or at all. As a result of our limited history, we have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Therefore, your investment is at high risk because we may fail in our business, cease operation and you may lose your entire investment.


We Have Substantial Near-Term Capital Needs and Only One Source of Additional Funding, So We May Not Be Able to Commence Operations and You May Lose Your Entire Investment.

We currently have nominal amount of funds on hand, that have been raised through investment funding, to date, in the amount of $715. We do not expect to commence or be able to sustain our operations with existing investment funds. We currently require additional funding immediately, and over the next 12 months to develop our business. The total we estimate we will require over the next 12 months is $85,000.00, which Mr. Turcotte has agreed to provide on a loan basis. The term of the unsecured loan will commence when the Company obtains a listing for trading on the OTC Bulletin Board, and monies advanced will accrue interest at the rate 5.25% per annum. This should satisfy our need for immediate additional funding, assuming we obtain the required listing, of which there can be no asurance. But our capital requirements beyond 12 months will depend on many factors including, but not limited to, the timing of further development of our proposed services. If adequate funds are not available, as and when needed, or if Mr. Turcotte is unable to provide the funding of $85,000.00, we may be required to cease development of our proposed operations or obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital could impair the technical and presentational aspects of our proposed business and marketing abilities. In fact, if we do not obtain the necessary funding, we may be forced to cease business activities. If our financing efforts are not successful, we may fail, never commence operations and you may lose your entire investment.


We Have Substantial Long-Term Capital Needs and No Source of Additional Funding, So We May Not Be Able To Operate Past the Initial 12 Months of Operations.

We anticipate we may need substantial additional financing, in amounts not yet known or determined by us, in the next 12-24 months to further develop our business and services and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our proposed services independently or with other companies through collaborative arrangements. At this time, we have no known source and have not inquired into sources for collaborative arrangements. If adequate funds are not available, we may be unable to develop our proposed operations to a sufficient level to generate revenues or become profitable.

Our Proposed Business is Dependent on One Software Application, Which is Licensed from Our Principal Shareholder, Who Has the Right to Terminate Our License Under Certain Conditions, and We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment

The application software we intend to use in our proposed business is called The Energy Resource Manager. We lease this software from Mr. Steven J. Turcotte, our principal shareholder, and the developer of the software. The term of the exclusive license is perpetual, commencing May 10, 2004, and covers the entire territory of the USA, but may be terminated by Mr. Turcotte, or in his discretion, converted to a non-exclusive basis, if (1) commencing 12 months from the date this registration statement is declared effective by the SEC, the Company fails, upon written notice from Mr. Turcotte, to record any sales pursuant to the exploitation of the technology for a period greater than two months, (2) the Company defaults in payment of any license fee, (3) fails to cure any default in performance of the terms of the license after 30 days' prior written notice by Mr. Turcotte to cure such default, or (4) becomes insolvent or declares bankruptcy.

In the event our license is terminated, we will likely cease all operations and you may lose your entire investment in the Company.

We may Experience Security Breaches in Our Internet-Based Operations, and We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment

Concerns over the security of Internet transactions and the privacy of users poses a risk when conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as energy information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches and, if we are unable to do so, we may suffer financial losses, be unsuccessful in any related litigation and/or lose business and/or customers, assuming we have any, of which there can be no assurance. In such event, our business may fail and you may lose your entire investment.


We Have a Poor Financial Condition and May be Unable to Adequately Develop our Business or Earn a Profit, So We May Fail and You May Lose Your Entire Investment.


Because we have a very limited operating history, limited assets, and no revenues, an investor cannot determine if we will ever be profitable. We will likely experience financial difficulties during our operational development and beyond. We may never be able to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from selling our services to third parties, but there can be no assurance that we will be successful in our plan of operations or generate a profit, or if our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide an efficient level of services. If our business is not successful, we may fail, cease operations and you may lose your entire investment.


Our Management Will Devote Limited Attention to Our Business Operations and this May Limit the Development of Our Business And We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.


Since we do not have sufficient cash available to pay our management for their services, our management personnel will all be devoting their efforts to other businesses and will only devote approximately ten (10) hours each per week of their time to our Company's business, for a total of twenty hours per week. This lack of full-time attention from our management could result in our business not developing as well or as fast as it otherwise could, or it may result in the failure of our business and the loss of your entire investment.


We Have Little Managerial Expertise in the Development or Dissemination of Energy Information and This May Cause Our Business to Suffer And We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.

Because our management has little experience in collecting and disseminating energy information, or compiling and maintaining a database, our abilities in this area may be limited and our business may suffer. Even if our management develops a sufficient quantity of energy information and database experience, it may be unable to particularize or adapt it to the needs of portal visitors or the marketplace for such services. If our management is unable to develop or gain the necessary expertise to operate our business including the database, we may fail in our business, cease operations and you may lose your entire investment.


Our Lack of Any Revenues, Combined With Our Losses, Make it Difficult for Us to Succeed as a Business. We May Fail to Fully Develop Our Services and May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.

We have no revenues and limited revenue sources, yet we have significant costs and losses. Our net losses, as of March 31, 2005, were $41,206, and as of December 31, 2004, were $31,286. Our services and operations have not yet been established, but we continue to refine and develop them. We cannot assure you that we will obtain the necessary working capital or expertise to fully develop our services. Thus, we may fail in our business, cease operations and you may lose your entire investment.

There is No Public Market for Our Common Stock and You May be Unable to Sell Your Shares.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

If We Are Unable To Attract and Retain Qualified Personnel with Energy-Related Experience, Our Business Could Suffer, and You Could Lose Your Entire Investment.


Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with energy-related and database experience. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary managerial, sales and marketing, technical and customer service personnel, we may not develop a sufficient customer base to adequately fund our operations and our business could fail, and you would lose your entire investment. We currently have none of these types of personnel in our Company.


If the Securities Do Not Meet Blue Sky Resale Requirements, You May Be Unable to Resell Your Securities.


The securities offered by this prospectus must meet the Blue Sky resale requirements, which are state securities laws, rules and regulations regarding the purchase and sale of securities in the states in which the proposed purchasers reside. If we fail to meet these qualifications, you may not be able to sell your securities without compliance with the Blue Sky laws and the securities may be of little or no value to you. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements. We currently intend to meet Blue Sky Requirements in the States of New York, Nevada, Florida and Texas and we are estimating $1,000 in expenses to meet these requirements.

Voting Control Of Our Company Is Held With One Shareholder, Mr. Steven J. Turcotte, and Other Shareholders Will Have Little Or No Ability To Affect Control Of The Company.


Mr. Steven Turcotte, our Controlling Shareholder, owns 63% of the total issued and outstanding shares of our stock and has virtually total control over all decisions, so you will have little or no ability to control the Company or our business.


Because Mr. Turcotte has such a large stock ownership position in our company, you, as a shareholder, have very little ability to exercise any control over the Company or its operations. The vast majority of decisions in the Company are decided by majority control, which is firmly held by Mr. Turcotte and your vote of your shares will have little or no impact on the action by shareholders. In fact, Mr. Turcotte will have the right and ability to elect all directors and may effect nearly all corporate matters requiring shareholder approval by written consent, without a duly noticed and duly held meeting of stockholders.

                         Risks Related to Our Operations

Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As a Going Concern and If We Fail To Produce Revenues, We May Fail in Our Business, Cease Operations, and You May Lose Your Entire Investment.

Our independent auditor has reviewed our financial data and information and rendered an opinion that he has substantial doubt about our ability to develop our business and become successful because we have limited financial resources. In the event we fail, you may lose your entire investment.


We Depend On Our Management and, If We Lose Their Services, Our Ability To Manage The Day-To-Day Aspects Of Our Business Will Be Weakened. We May Not Be Able To Hire And Retain Qualified Personnel, Which Could Adversely Affect Our Operating Results. Thus, We May Fail In Our Business, Cease Operations, and You May Lose Your Entire Investment.

We are highly dependent on the services of our management, Mr. Wicker, McNabb and McIlwraith. The loss of the services of these three members could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services. We have not entered into any employment agreements with our key executive officers.

We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. Thus, we may fail in our business, cease operations, and you may lose your entire investment.


We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

The operation, administration, maintenance and repair of our systems are subject to risks that could lead to disruptions in our services and the failure of our systems to operate as intended for their full design life. This Could cause us to Fail in Our Business, Cease Operations, and You May Lose Your Entire Investment.


Each of our systems is and will be subject to the risks inherent in computer-based internet business activities. The operation, administration, maintenance and repair of our computer systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render us unable to perform at design specifications. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

The Failure Of Our Business And Operations Support Systems To Perform As We Expect Could Impair Our Ability To Retain Customers And Obtain New Customers, Or Provision Their Services, Or Result In Increased Capital Expenditures. This Could Cause Us To Fail In Our Business, Cease Operations, And You May Lose Your Entire Investment.

Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, billing and accounts receivable functions, and service verification and payment functions. If any of these systems fail or do not perform as expected, it would adversely affect our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which would adversely affect our revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and data provided by service providers from whom we lease facilities. Furthermore, processing higher volumes of data or additionally automating system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

Intellectual Property And Proprietary Rights Of Others Could Prevent Us From Using Necessary Technology. If We Are Unable To Use Necessary Technology, This Could Cause Us To Fail In Our Business, Cease Operations, And You May Lose Your Entire Investment.

While we do not believe that there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to provide our services, there can be no assurances in this regard. If there is intellectual property that is owned by others for we which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

                  Risks Related to Competition and Our Industry

Technological Advances And Regulatory Changes May Erode Revenues Which Could Be Derived From Internet Operations, Which Could Increase Competition And Put Downward Pressure On Prices For Our Proposed Services.

New technologies and regulatory changes, particularly those permitting free access to data, including energy data, if any, could impair our prospects, put downward pressure on prices and adversely affect our operating results.

We face potential competition in our market from the incumbent providers of energy information services. Some of the primary energy information providers and competitors are Nickle's and Digital Oilfields. This potential competition places downward pressure on prices for data services, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may enter into the market. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

Our Competitors And Potential Competitors Have Superior Resources, Which Could Place Us At A Cost And Price Disadvantage. Thus, We May Never Realize Revenues Sufficient To Sustain Our Operations And, We May Fail In Our Business, Cease Operations And You May Lose Your Entire Investment.

Our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger customer bases. As a result, some of our competitors and potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors' and potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our competitors' and potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. Thus, we may never realize revenues sufficient to sustain our operations and, we may fail in our business, cease operations and you may lose your entire investment.



Our Inability To Raise Additional Capital May Result In Our Business Failing And The Loss Of Your Entire Investment.

The Company cannot offer assurances that funds will be raised when it requires them or that the Company will be able to raise funds on suitable terms, as and when needed. Failure to obtain such financing as and when needed could delay or prevent the Company's proposed business operations, which could result in the Company's inability to continue to conduct business, poor financial results and revenues and poor results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur.

Penny Stock Regulations May Limit The Potential Purchasers Of Our Stock In Any Market That May Develop.

Broker-dealer practices in connection with transactions in "PENNY STOCKS" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC" or the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or trading system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell its securities.

                                 USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

The offering price for the sale of the shares was set arbitrarily and shall be $.10 per share until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

                                    DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

                            SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.


Beneficial Ownership
                                                                            Maximum Number
Name (1)(3)                                     Before Offering             of Shares Being    Shares After
                                            Shares            Percent       Offered            Offering (2)

Coish, Craig M.                             505,000           3.22 %        505,000            0
George, Shannon R.                          625,000           3.98 %        625,000            0
Fyckes, Allan                               550,000           3.50 %        550,000            0
Baid, Kuldip                                700,000          4.46 %        700,000           0
Mustillo, Rosy                              25,000            < 1 %         25,000             0
Nonhog, Christopher                         60,000            < 1 %         60,000             0
Straub, Wes                                 10,000            < 1 %         10,000             0
Thompson, Steve                             10,000            < 1 %         10,000             0
Park, Chanwoong (Grant)                     10,000            < 1 %         10,000             0
King, Kathleen C.                           5,000             < 1 %         5,000              0
MacMillan, Lesley                           1,000             < 1 %         1,000              0
MacMillan, Leigh                            1,000             < 1 %         1,000              0
Philip, Lindy                               1,000             < 1 %         1,000              0
MacMillan, Lisa                             1,000             < 1 %         1,000              0
MacMillan, Joan                             1,000             < 1 %         1,000              0
Crichton, Michael                           1,000             < 1 %         1,000              0
Philip, Benjamin                            1,000             < 1 %         1,000              0
Gooderham, George                           1,000             < 1 %         1,000              0
Kahan, Zalina                               84,000            < 1 %         84,000             0

Beneficial Ownership
                                                                            Maximum Number
Name (1)(3)                                     Before Offering             of Shares Being    Shares After
                                            Shares            Percent       Offered            Offering (2)

Bader-Henderson, Carla                      131,667           < 1 %         131,667            0
Welch, Charles R.                           10,000            < 1 %         10,000             0
Schmidt, John F.                            16,670            < 1 %         16,670             0
Blackwell, James C.                         10,000            < 1 %         10,000             0
Wyess, William R. Jr.                       65,000            < 1 %         65,000             0
Lowe Family Trust(4)                        10,000            < 1 %         10,000             0
Philipchuck, David                          17,000            < 1 %         17,000             0
Bucci, Joe                                  677,830           4.32 %        677,830            0
Clemence, Michael A.                        300,000           1.91 %        300,000            0
Stark, Stacey                               2,000             < 1 %         2,000              0
Warness, Stajen                             453,333           2.89 %        453,333            0
Warness, Jadden                             5,000             < 1 %         5,000              0
Villecourt, Denise                          1,000             < 1 %         1,000              0
Villecourt, Rita                            1,000             < 1 %         1,000              0
Lancaster, Karen                            500               < 1 %         500                0
McMahon, Maureen                            500               < 1 %         500                0
Tse, Victor                                 1,000             < 1 %         1,000              0
Hagel, Len                                  500               < 1 %         500                0
Villecourt, Denis                           500               < 1 %         500                0
Taylor, Anthony A.                          500               < 1 %         500                0
Amery, Sine                                 1,000             < 1 %         1,000              0
Durward, Jim                                1,000             < 1 %         1,000              0
Groenveld, Jack                             1,000             < 1 %         1,000              0
Adams, Steward                              1,000             < 1 %         1,000              0
Gatmi, Mike                                 2,000             < 1 %         2,000              0
Bryksa, Haley                               250,000           1.59 %        250,000            0
Onulov, Ilie                                1,000             < 1 %         1,000              0
Sanford, Susan                              200,000           1.27 %        200,000            0
Babcook, Randy                              20,000            < 1 %         20,000             0
Perkins, Michael                            5,000             < 1 %         5,000              0
Salvatore, Sam                              1,000             < 1 %         1,000              0
Hermes Capital Investment, LTD(5)           100,000           < 1 %         100,000            0
Vlahovic, Milic                             598,000           3.81          598,000            0
Whelan, Mark                                1,000             < 1 %         1,000              0
Reed, Kirk                                  500               < 1 %         500                0
Trethewey, Derek                            5,000             < 1 %         5,000              0
Kaerns, David                               500               < 1 %         500                0
Graham, Richard                             1,000             < 1 %         1,000              0
Henchall, Loesha                            1,000             < 1 %         1,000              0
Schaper, Christa E.                         1,000             < 1 %         1,000              0
Goods, Bill                                 1,000             < 1 %         1,000              0
Gilmour, Gordon                             1,000             < 1 %         1,000              0
Sillito, Sandi                              1,000             < 1 %         1,000              0
Wakaruk, Chris                              1,000             < 1 %         1,000              0
Cozac, Darryl                               500               < 1 %         500                0
Dalla Longa, Dan                            500               < 1 %         500                0
Haigh, Jacqueline                           1,000             < 1 %         1,000              0
Hall, Graeme                                500               < 1 %         500                0
Hall, Tyler                                 750               < 1 %         750                0
Holt, Peter                                 1,250             < 1 %         1,250              0
Martens, Eric                               500               < 1 %         500                0
McIntyre, Lawrie                            1,000             < 1 %         1,000              0
Rix, Gordon                                 500               < 1 %         500                0
Taillieu, Mavis                             500               < 1 %         500                0
Farncombe, Sheri                            1,000             < 1 %         1,000              0
Wetter, Vanessa                             1,000             < 1 %         1,000              0

       Total                                5,500,000                       5,500,000

      (1) None of the selling security holders have, or ever had, any material relationship with our corporation or any of its predecessors and/or affiliates. None of the individual shareholders are affiliated, directly or indirectly, with any of the other shareholders, or with the corporate shareholders, except as set forth in footnote 4 below.

      (2) Assumes the sale of all shares offered by Selling Security Holder.

      (3) None of the selling shareholders are broker-dealers or affiliated with broker-dealers.

      (4) Lowe Family Trust - control person is Steven R. Lowe, who is unrelated to any other shareholder.

      (5) Hermes Capital Investment Ltd. - control person is Michael Vlahovic, who is unrelated to any other shareholder.


We intend to seek qualification for sale of the securities only in the States of New York, Nevada, Florida and Texas, where we are informed and believe securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in those states. There is no assurance that those states will approve resale of our securities. Selling shareholders are informed, through this prospectus, that we are seeking qualification for the sale of the securities in those states. We intend to seek qualification for sale of the securities in these states only. The Company will pay the selling shareholder's expenses in this offering. The Selling Shareholders will each enter into a separate lock-up agreement whereby each Selling Shareholder will agree to not sell or attempt to sell their respective shares unless and until the shares are registered or qualified in the States of New York, Nevada, Florida and Texas, or any other state. In furtherance of this lock-up agreement, each Selling Shareholder will deliver to Michael J. Morrison, Esq., as Trustee, their respective stock certificate(s) representing all of the shares they own and are respectively having registered under this registration statement, and the certificates will be held by the Trustee until the shares are registered or qualified in the States of New York, Nevada, Florida and Texas, or any other state. At that time, the Trustee will deliver the certificates to the respective Selling Shareholders.


                              PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

The fixed price for the offer and sale of the shares shall be $.10 per share until the shares of common stock become quoted on the OTC Bulletin Board or other specified securities exchange.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledge in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.


In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. In addition, the selling shareholders are considered underwriters for purposes of the Securities Exchange Act of 1934 and, as such, will be prohibited from, directly or indirectly, bidding for, purchasing, or attempting to induce any person to bid for or purchase, any of the offered securities during the offering period. The Company will advise the selling security holders of these obligations. To further help ensure compliance with Regulation M, the selling security holders will be subject to the lock-up agreement discussed above. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The Company will pay the selling shareholder's expenses in this offering, estimated to be $5,000.00. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

                                LEGAL PROCEEDINGS

      We are not aware of any pending or threatened legal proceedings which involve U.S. Center for Energy Information, Inc.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

(a)   Directors and Officers

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Our officers and directors will devote their time to the business on an "as-needed" basis. Information as to the directors and executive officers is as follows:

     Name                             Age            Position

      Paul Anthony Wicker             45             President, CEO and Director
      16219 Yorkminster Drive
      Spring, Texas 77379

      Warren Neil McNabb 57 Secretary and Director #1-1113, 13th Ave S.W. Calgary, Alberta T2R 0L7

      William Broadfoot Hamilton      55             Treasurer, CFO and Director
      McIlwraith
      Site 13 Box 27 RR#2
      Cochrane, Alberta T4C 1A2

Paul Anthony Wicker has been the President, CEO and a Director of the Company since March 2004. From 2003 to 2004, he was President of Step Change Technology LLC, a small private chemical distribution company in Houston, Texas. From 2001 to 2003, he was Global Supply and Operations Manager for the Fuel Additives Division of Chevron Oronite, a world wide oil and gas company. From 2000 to 2001, he was Assistant to the President of Texaco Global Products LLC, a world wide oil and gas company. From 1994 to 2000, he was Regional Manager for North and South America for Texaco Additives International. He has a B.S. degree in Chemical Engineering from Purdue University. He will devote approximately 10 hours per week (approximately 20 % of his time) to the business of the Company.


Warren Neil McNabb has been the Secretary and a Director of the Company since March 2004. From 2000 to Present, he has served as Contract Administrator for Husky Oil, a world wide oil and gas company. From 1977 to 2000, he served as Contracts Analyst for PanCanadian Petroleum Limited. From !973 to 1977, he served as Contracts Analyst for Hudson Bay Oil & Gas Ltd. He holds over 25 years of oil & gas procurement experience and has great depth in contract formulation and analysis. He will devote approximately 10 hours per week (approximately 20 % of his time) to the business of the Company.


William Broadfoot Hamilton McIlwraith has been the Treasurer, CFO and a Director of the Company since March 2004. From 2003 to 2004, he served as President and sole owner of McIlwraith & Associates Corporation, a private company engaged in the oil and gas consulting business in Alberta, Canada, with emphasis on the engineering and design of oil and gas facilities. From 2001 to 2003, he was employed as Facilities and Engineering Project Manager, supervising the design and construction of oil and gas facilities for Husky Energy. From 1995 to 2001, he served as President and sole owner of of McIlwraith & Associates Corporation, a private company engaged in the oil and gas consulting business in Alberta, Canada, with emphasis on the engineering and design of oil and gas facilities. He will devote approximately 10 hours per week (approximately 20 % of his time) to the business of the Company.

(b) Significant Employees.

Other than the officers of the Company, there are no employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings. No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to U.S. Center for Energy Information, Inc., to be a beneficial owner of five percent (5%) or more of our common stock, as of December 31, 2004. Each person has sole voting and investment power with respect to the shares shown.

                     SECURITY OWNERSHIP OF BENEFICIAL OWNERS


    Title of Class       Name of Owner       Shares Beneficially      Percentage
                                                     Owned            Ownership

Common                  Steven Turcotte            9,900,000              63%
                        200, 724 11th Avenue S.W.
                        Calgary, Alberta T2R 0E4


     All the shares listed above were acquired by Mr. Turcotte in March 2004 and are restricted pursuant to Rule 144.

                        SECURITY OWNERSHIP OF MANAGEMENT

    Title of Class       Name of Owner       Shares Beneficially     Percentage
                                                     Owned           Ownership
                                                                   (Approximate)

Common                  Paul Wicker                 100,000              .63%
Common                  Warren McNabb               100,000              .63%
Common                  William McIlwraith          100,000              .63%
Total Shares Held                                   300,000               2%

      All the shares listed above were acquired by the holders in March 2004 and are restricted pursuant to Rule 144.

All Officers and Directors (3 Individuals) as a Group: 300,000 shares; Direct Ownership; Total of outstanding: 2% (Approx.).

(c) Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our principal stockholder, Steven Turcotte, currently, owns approximately 63% of our common stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Turcotte will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Mr. Turcotte may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders. In essence, Mr. Turcotte controls our Company and your vote is of little importance or consequence.

                            DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

General

We are authorized to issue 75,000,000 shares of common stock, with $0.001 par value. As of December 31, 2004, there were 15,700,000 common shares issued and outstanding. The Board of Directors has authority to issue the balance of 59,300,000 shares of our authorized stock without shareholder consent, on terms and conditions set in the discretion of the Board, which may dilute the value of your stock. All shares of common stock outstanding are validly issued, fully paid for and non-assessable.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 5,500,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 10,200,000 of our outstanding shares are held by four
(4) affiliates: Mr. Turcotte owns 9,900,000 shares, and Mr. Wicker, McNabb and McIlwraith each own 100,000 shares (an aggregate total of 300,000 shares), all of which have been held for less than one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 10,200,000 outstanding restricted securities held by the four affiliates, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


On April 18, 2005, we entered into a Loan Agreement with Mr. Steven J. Turcotte, our principal shareholder. Under the terms of the Loan Agreement, the loan amount, plus accrued interest, may be converted by Mr. Turcotte into shares of our Common Stock at the due date, in his discretion, at a conversion price equal to the fair market value of the shares at the time of conversion, and the shares are subject to registration, at the demand of Mr. Turcotte, at the sole expense of the Company, such that they become free trading. This could represent substantial dilution to the shareholders holding shares at the time of conversion. At this time, the amount of shares that may be involved in any possible conversion is uncertain.

                                     EXPERTS

ACCOUNTANTS

Our Audited Financial Statements for the period from March 2, 2004 (inception) to June 30, 2004 and un-audited statement from July 1, 2004 to December 31, 2004 have been included in this prospectus in reliance upon of Bateman & Co., Inc., P.C. Independent Certified Public Accountants, 5 Briardale Court, Houston, TX 77027-2904, telephone 713-552-9800, as experts in accounting and auditing.

LEGAL MATTERS

The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

DESCRIPTION OF BUSINESS

U.S. Center for Energy Information, Inc. ("USCEI" or the "Company") is a Nevada corporation, which was originally formed on March 2, 2004. The Company was organized to engage in any lawful corporate business. We have has been in the developmental stage since inception and have a very limited operating history and no revenues. The Company has a fully developed business plan, is not yet operational, and is not yet receiving revenue.

Business:


USCEI was created to meet what our management believes is a growing demand for information and a platform for online commercial transactions in the energy sector in the U.S.. Our proposed business seeks to link energy purchasers to pre-qualified suppliers, and seeks to streamline operational and energy project processes.

We intend to provide original content by gathering it direct from the sources ie: Oil and Gas Companies, Service and Equipment Supply Companies, as well as energy industry associations and we intend to gather it from news providers, like Associated Press and PR Newswire. The licensed technology provides the platform to communicate this information, track equipment, store and work on documents and conduct business transactions between providers and suppliers and the consumers needing products and/or services offered by the providers and suppliers. We intend to start data mining within 30 days after the date this Registration Statement goes effective.

Our platform, provided by the licensed software, is intended to cover the entire U.S. energy sector, from the mainstays of oil, natural gas, coal, thermal and hydropower, through to nuclear, solar and other alternative sources of energy. USCEI intends to focus on efforts to allow users of our information, such as energy buyers and sellers, to self-manage energy-related projects and associated activities by eliminating what we believe are redundant tasks, thereby seeking to streamline procedures and increase efficiency in operations for our users.

Product Description

The licensed technology and software consists of The Energy Resource Manager system, which is a web-browser application designed to complete business-to-business transactions within the energy industry. Within this system is an abundance of energy-related information like directories, reports and tools that help companies streamline redundant tasks including gathering current price list, current insurance certificates, safety manuals, quality control procedures of suppliers in our electronic data room versus in paper form. This makes us more efficient in their everyday tasks in the opinion of management based on management's experience in these matters. This system performs such functions as tendering on jobs, reviewing oil and gas well licenses and locating oil and gas drill rigs.


Our licensed technology is currently in use and is operational in Canada under the name APAR Inc., an Alberta, Canada Corporation owned and operated by Steven
J. Turcotte, the principal shareholder and the developer and licensor of the licensed technology which has been in development for the past 5 years. The product site of the system/browser is available to view at www.energyresourcemanager.com, APAR has been operating in Canada.


The software and technology is owned by Mr. Turcotte and he has licensed this technology to APAR Inc. in Canada and USCEI holds the exclusive license to use this technology and software in the United States. Many of our potential customers are global and may be required to pay fees for services in both the U.S (to the Company), and to APAR and/or any other licensee of the technology and software. APAR Inc. is not permitted to seek business using the technology and software outside of Canada.

Mr. Paul Wicker, an officer and director of the Company, does not hold any position in APAR Inc. He is representing the Company and its business in the U.S., and serves as its President. The Company and APAR intend to work very closely on developing and servicing customers, any technology that is developed, and marketing. There is no other connection between the Company and APAR Inc.


Technology License:


The Company issued 9,900,000 shares of common stock to Steven J. Turcotte as consideration for an exclusive software license agreement. The technology, known as the Oil & Gas Community System, was developed and is owned by Mr. Turcotte and is the core component upon which our proposed web-based business operations are based. The transaction has been valued at $272, which was Mr. Turcotte's historical cost basis in the license agreement. The term of the exclusive license is perpetual, commencing May 10, 2004, and covers the entire territory of the USA, but may be terminated by Mr. Turcotte, or in his discretion, converted to a non-exclusive basis, if (1) commencing 12 months from the date this registration statement is declared effective by the SEC, the Company fails, upon written notice from Mr. Turcotte, to record any sales pursuant to the exploitation of the technology for a period greater than two months, (2) the Company defaults in payment of any license fee, (3) fails to cure any default in performance of the terms of the license after 30 days' prior written notice by Mr. Turcotte to cure such default, or (4) becomes insolvent or declares bankruptcy. As further consideration for the license, the Company will pay Mr. Turcotte an annual royalty of 1% of the gross revenues the Company generates from the commercial exploitation of the technology. The license fees were determined by Mr. Turcotte, based on his knowledge and experience in the industry, and were agreed to as fair and reasonable by the Company. The license was executed by the parties and commenced on May 10, 2004. The Company is currently not in default under any of the terms of the license.

Under the terms of the license, any improvements or modifications made by the Company to the technology obtained in the license agreement with Mr. Turcotte will become the property of Mr. Turcotte. In addition, the Company has agreed to indemnify Mr. Turcotte from any liabilities incurred

Market Opportunity:

The demand for energy, combined with declining energy reserves, is increasing costs and applying pressure for energy producers to be more cost effective. The speed of energy deployment and time to energy production is increasingly important. Therefore, business processes need to be improved to satisfy these demands. We believe our business plan provides a platform to help address these demands.

Uniqueness:

Priority Selection for Business Opportunities: USCEI proposes to establish a business relationship network to integrate into its proposed web-enabled energy information platform. USCEI intends to seek to identify business opportunities and position its pre-qualified service providers to participate in the energy market in a timely manner. We believe our business plan will help secure pre-planning bid preparation tools that can be subscribed to by energy companies. We believe this will help ensure a more efficient purchasing process for buyers and has the potential to provide lower cost of sales for sellers.

Total Solutions Portfolio: USCEI intends to seek to provide a complete range of products and services to the energy sector accessible over the Internet. These include timely public and confidential information as well as commercial processes to buy and sell through one platform. The platform is intended to enable information to be consolidated, organized and instantly accessible using web access and "point and click" functionality without the need to know email and website addresses. Currently, energy companies have to source this information from a myriad of sources and formats which we believe is time consuming and expensive.

Secure Seamless Infrastructure: Security of commercially sensitive information on our licensed technology is achieved through encryption of web and wireless accessible devices with a range of access levels over a virtual private network. The entire information and service offering is accessible through a web interface and clients can subscribe for our proposed services through an annual subscription at a cost-competitive basis, and in many cases, for less than the cost of traditional multi-sourced services. Through our licensed technology, Internet access, email, web-hosting, information and 8 commerce tools are all provided from one web interface capable of handling both public and proprietary information securely.

Market Participation:

Initially, USCEI intends to target 12,850 energy-related organizations, and we expect, based on our research, each has the potential to purchase a one-year basic subscription for our proposed services for $2500 per year, and may generate additional anticipated transaction fees. We will attempt to obtain 500 of these 12,850 energy organizations as subscribers (4% of the total) within one year of the launch of our proposed web-based information platform, scheduled for June 2005. Within 3 years from our launch, we will seek to expand our subscriber base to 3,600. Assuming we reach our goal, of which there can be no assurance, our anticipated subscriber/client base would represent approximately 1.0% of the worldwide energy information market share. Additional revenue growth may occur through the acquisition of and alliance with identified synergistic companies that could potentially provide secondary services to our anticipated client base, thereby providing a potential to increase our anticipated annual revenue per client.


The fees we intend to charge for the services we intend to provide, are as follows:

Subscription Based with Transaction Fees (*TF)

The Energy Resource Manager is a subscription-based software system with transaction fees on business opportunities.

Company Wide License (per country)

The subscription is a company wide license for all employees of the subscribing company, and includes tendering/quotation software tools, directories and reports, daily well licenses, equipment locators, people locators and an investment arena. To gain access to another marketplace (country), a new license will have to be acquired to do business in that marketplace at the same price and terms.

Pricing Options

The Energy Resource Manager subscription fees are annual fees and are based on market participants' size and category. We also charge a transactional fee (*TF) of $10.00 per business opportunities through our tendering/quotation system. The system will notify a user of the transaction charge and the user will either accept or reject that charge before they can respond back to the tender/quote. For example: Oil Company A issues a tender (Quote request) to Service Company B A transactional fee is charged to Company B on its response to the tender to Oil Company A. This fee is a transaction charge only and is not based on percentage of the ultimate sale. Our Company will invoice the transaction fee on a monthly basis. Following are the basic subscription rates to The Energy Resource
Manager:

                                                           $25,000/year + *TF
Large Oil & Gas Companies
(100+ employees)
Mid-size Oil & Gas Companies                               $12,500/year + *TF
(25-99 employees)
Junior Oil & Gas Companies                                 $5,500/year + *TF
(10-24 employees)
Start-up Oil & Gas Companies (1-9 employees)               $2,500/year + *TF

Large Service Companies                                    $5,000/year + *TF
(100+ employees)
Mid-size Service Companies                                 $2,500/year + *TF
(10-99 employees)
Small-size Service Companies                               $1,200/year + *TF
(1-9 employees)

Consultants                                                $1,200/year + *TF
(single)
Consultants                                                $500 each/year + *TF
(group of 3 or more) cost per individual
Student or Individuals                                     Free limited access

Extra Services and related Fees:

(1) -ERM's Video Conferencing System $500/year per user including software, camera, headset and unlimited use -- Annual fee per user -- some conditions apply.

      Connecting multiple people for live meetings using video, audio and text communications from any Internet desktop using the Energy Resource Manager, without relying on conference calling.

      The Energy Resource Manager Video-Conferencing offers live, person-to-person Internet video and audio communications bringing a new level of interactivity and convenience to the Oil & Gas Industry. This feature of The Energy Resource Manager allows a subscribing organization to connect employees, customers and partners through live Internet video, audio and text messaging using a standard Internet connection. Users can communicate with each other ad hoc, either one-on-one or in a group.

(2) Real-time GPS Asset Management System $720/year per device - device, software and monitoring included, 1MB/month of data transfer - some conditions apply.

      The GPS fleet tracking system will allow the user to track its equipment and crew/personnel in real-time. The user will have the ability to trace its property and equipment.


Competitors:

Nickle's publishes public information regarding upcoming projects to all of its subscribers. Suppliers seeking energy-related business use this generic information to seek and pursue energy-related business opportunities. USCEI's approach is planned to allow subscribers to prepare specific bid packages and post them to selected pre-qualified suppliers in a closed secure network. The net difference is that USCEI's anticipated subscribers will have the opportunity to be exposed to buyers seeking services, and the buyers will be able to analyze and select a provider based upon information available through USCEI's platform.

Digital Oilfield has been operating for three years using an approach that creates a closed market that does not allow new suppliers to reflect changing market conditions. Thus, unlike our proposed platform, there is no instantaneous ability for parties to compare bids or services.

Strategy:


Our strategy is to increase our proposed business operations using a web-enabled information platform and seamless infrastructure, all contained in our licensed technology. Our initial service offering is expected to be expanded, in Fall 2005, to include an automated process to post bids for projects, and the procurement of assets and services from pre-qualified suppliers. Under the web site of www.uscei.com, we plan to build a centralized platform where buyers and sellers can post business opportunities and complete transactions, all online. We intend to officially launch our website in late September 2005.

Hub & Spoke Value Added Services: We intend to collect and consolidate, from publicly-available resources, information on our portal/browser for access at the click of a mouse. Information and communications services are intended to be provided as a total solution using a subscription-based business model. The information we intend to provide is expected to be pertinent, in digital form and provided in real time, not in catalogues or print.


Integrated Seamless Infrastructure: We plan to provide our anticipated clients with a secure communications network that seamlessly integrates inquiries from field operations through to head office management using a preferred wired and wireless network.

Strategy Execution:

Scaling Client Acquisition: The first priority is to scale the business to 500 midsized energy clients, each paying $2500 per year in basic subscription fees. We plan for the supply side to be addressed first by direct marketing to service providers. Once 200 service providers have been engaged, we intend to target 2700 demand side energy companies using a direct marketing program. We intend to invite clients to a series of informational and market promotion events en masse in an effort to create momentum for our proposed business.


Our proposed initial offering of services is expected to include basic communications infrastructure as well as business intelligence and commerce services. The communications package contained in our licensed technology includes: web access, email, and web hosting. The basic business intelligence information services are based upon aggregation and search of public information from government and other sources. The commerce services offering include equipment and people locator services, such as a Video-Conferencing (VC) system, GPS system with the ability for the customer to customize it to match their internal look and feel. While these commerce services are available elsewhere, we believe, based on management's subjective analysis, that a consumer and user of our energy software services may be willing to pay to have such commerce services integrated into our services, on a one-stop-shopping and convenience basis. However, there is no assurance they will be willing to do so.

Evolution of Service Offering: Using a hub and spoke strategy, we plan for new services to include GPS tracking of equipment, video conferencing, digital promotional materials for service providers, subscriptions for current information for regulatory compliance, private corporation information available over an intranet, and wireless PDA field data collection delivered over the infrastructure. These proposed services are projected to be available once the business has secured a client base and received revenues. The cash requirements for the launch of the GPS, teleconferencing and wireless PDA are estimated, by management, at $110,000. We believe that we will be in a position to finance and offer these services within 12 months after we commence operations. These systems have already been developed by Mr. Turcotte. The video conferencing system is being used in Canada and the GPS system is operational and was launched in April 2005 in Canada by a software licensee. We will have extra costs to implement these services not included in the license, which would be local mapping, extra bandwidth, and third-party airtime agreements, none of which have been formulated at this time. There can be no assurance we will achieve any of these plans or goals.


BUSINESS DEVELOPMENT.

We were incorporated in the State of Nevada on March 2, 2004, for the purpose of providing consulting services to businesses, and engaging in any other lawful activity.

PRINCIPAL PRODUCTS AND SERVICES

We currently have a web site at the URL www.uscei.com. We have registered a domain name, and have a hosting service for www.uscei.com. Our website, when completed an active, is intended to provide information and services in the areas of energy information and database storage/maintenance.

The website is also intended to provide interested parties with services, information and resources dealing with energy information. Through our website, we intend to provide information on energy and related resource information issues. In addition, we intend to provide links to other energy-related articles and resources of interest.

The initial price for an annual subscription for our proposed services is currently US$2500. We do not yet have any subscribers.

These proposed services are expected to be paid for by debit or credit card or purchased by cashier's check or money order.

We plan to process most orders online by online credit card or cybercash systems. We currently are developing the ability to process online orders. In addition, we have researched the needs of our planned website functions and the fees associated with the services needed to fulfill those needs.

Our website content is planned to consist of information relating to the energy industry, and in particular, content dealing with resources and related issues. More expansive information may be developed in the future.

DISTRIBUTION

We plan to deliver our proposed services through our website, which is currently under development. As of the date of this prospectus, we have an Internet service provider, web site developer and a design for a basic web site, all of which will be necessary to execute our plan of business. We plan to establish our market through email advertising and through licensing our proposed services to third parties on a geographic basis. We have not conducted any market testing to determine the size of the anticipated market for our proposed services.

NEW PRODUCTS OR SERVICES

Other than the proposed services described in this prospectus, we currently have no new products or services announced or planned to be announced to the public.

Competitive Business Conditions

We will face competition from all aspects of the emerging energy information business and industry. We expect to compete with companies that have superior experience and/or services which they now, or may, in the future, offer to their potential or existing customers. Many of these companies may offer free information to their customers. Many of these companies have other sources of revenues and we rely only on the fees generated through our proposed information and database services. In addition, these competing companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance of our proposed services and business.

Our main, existing and potential competitors for our proposed business are any business in the energy information business. Some of the primary current service and information providers and competitors are Nickle's and Digital Oilfield.

OUR COMPETITIVE POSITION

We believe competition takes place on many levels, including pricing, convenience in obtaining information, specialization, and breadth of services offered. We intend to serve as a content aggregator for energy information-related information on the Internet, and provide what we believe is an unbiased comprehensive information source, as well as marketplace and facilitator for energy-related information and services.

Our objective is to provide a service that helps the consumer cut through the often perceived clutter, confusion and noise of the marketplace and help them confidentially and quickly bring each person to a point where they can make an informed decision if the services offered are appropriate for them.

Within the industry, we will attempt to brand our system/browser as the consumer's partner in his or her search for the most reliable energy information source. We will attempt to provide the consumers with a one-stop shopping destination where they can access information and decision support tools, such as any related news on topics relating to energy. However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in providing acceptable services or competing in the marketplace for our services. We will be using the internet to advertise our services, by paying other websites to place a link to our website on their website. We anticipate the cost of this form of advertising will cost approximately $24,000 over the next 12 months.

By offering a specialized energy information service, we will be targeting those consumers who are looking to obtain specialized information. We believe that consumers will pay for a service that is specialized, unbiased and comprehensive and one that helps them cut through the perceived clutter, confusion and noise of the internet marketplace and help them confidentially and quickly make an informed decision concerning the energy information services we propose to offer.

We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we do not plan to own an Internet gateway, but instead we will rely on a third-party, independent and unrelated Internet Service Provider to host our system/browser. We may experience interruptions in our system/browser connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our system/browser connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as energy information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

SOURCES AND AVAILABILITY OF RAW MATERIALS

As of the date of this prospectus, we have no requirement for raw materials in our business.

CUSTOMER BASE

As of the date of this prospectus, the Company has no customers and has received no revenues. We do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

Our intended principal market of customers is expected to be the people who are aware of the problem with difficulty getting energy related information. We intend to target this market using internet advertising and promotion of our website through links on other energy related websites, which we currently anticipate will cost us approximately $24,000 over the next 12 months. Although we cannot clearly determine or identify those who may see our marketing efforts or seek our services, we believe that persons visiting these websites could be included in our target market. We do not feel that the costs to advertise and market through the internet is a barrier to our entry. We have not performed any marketing studies to assess whether a potential market exists for our proposed services, but we believe that there is such a market based on the existence of other web-based data banks and the number of articles about energy information. We do not intend to perform any marketing studies prior to beginning operations. Based on the costs of similar services, we believe we can sustain a market for our services.

INTELLECTUAL PROPERTY

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interests, except for the web domain name: www.uscei.com.

GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation. Based on our research, we do not believe the products and services we intend to offer require approval from state or federal agencies. However, we are affected by laws, rules and regulations directly applicable to access to or commerce on the Internet generally. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT

To date, we have not undergone any research and development, except that required to put up our website.

ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.


Our only employees at the present time are our officers and directors, who will devote approximately 10 hours per week to carry out the business of the Company.


REPORTS TO SECURITY HOLDERS.


After the effective date of this registration statement, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We will deliver an annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.


Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

The discussion contained in this prospectus contains "FORWARD-LOOKING STATEMENTS" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "BELIEVES," "EXPECTS," "MAY," "SHOULD" or "ANTICIPATES" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus are applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to these differences include those discussed under the caption entitled "RISK FACTORS," as well as those discussed elsewhere in this registration statement.

We are a development stage company with no operations and no revenues. We are unable to satisfy cash requirements without management's financial support or other funding. Our management personnel have made $300 of capital contributions to our business. The Company has raised the total of $55,300 through Private Placements, including the $300 from management (see page 32 "Recent Sales of Unregistered Securities"). We anticipate, but have no assurance, that we may need to meet our cash requirements for the foreseeable future through the financial support of our management, and specifically, through a loan from Mr. Steven J. Turcotte, our principal shareholder, as discussed below. Management's capital contributions will be accomplished through interest bearing promissory notes between our company and management. We have not determined the amount of funds that will be necessary for management to contribute at this time. Nor is there any assurance our management will have funds available to loan us as and when we require funds. In this event, we will be required to seek loans and/or equity funding from third parties, and there is no assurance we will be able to do so. At December 31, 2004, and March 31, 2005, we were indebted to our President for expenditures he had made on our behalf in the amount of $766. The obligation is not evidenced by a promissory note and does not bear interest. It is due at the sole discretion of the President.

In addition, in an effort to obtain some anticipated funding, on April 18, 2005, we entered into a Loan Agreement with Mr. Steven J. Turcotte, our principal shareholder. Under the terms of the Loan Agreement, Mr. Turcotte has agreed to advance the Company a total of $85,000.00, to be repaid in full, together with interest at the rate of 5.25% per annum, on April 15, 2007. Mr. Turcotte is not obligated to advance any funds to us unless and until we have obtained a listing for our stock on the OTC Bulletin Board, of which there can be no assurance. In addition, the loan amount, plus accrued interest, may be converted by Mr. Turcotte into shares of our Common Stock at the due date, in his discretion, at a conversion price equal to the fair market value of the shares at the time of conversion, and the shares are subject to registration, at the demand of Mr. Turcotte, at the sole expense of the Company, such that they become free trading. This could represent substantial dilution to the shareholders holding shares at the time of conversion.



The Company's website is intended to be used as a marketing and sales tool. It is intended to be the gateway to the system/browser which will be used to provide energy-related information and resources. The instructions and examples which we intend to place on our website are expected to allow potential consumers to see examples of the type of energy information available.

We anticipate that most orders for our proposed services will occur by online credit card or cybercash systems. We expect to be able to take orders online through an online order form and we are currently developing the ability to process online orders.

Over the next twelve months, we plan to further develop our system/browser to provide additional energy-related information. Specifically, during the next 12 months, we anticipate focusing our efforts on the following specific areas of operations:

      1. Internet marketing

      2. Establishing, maintaining and enhancing the content of website

      3. Licensing agreements with third parties

      4. Expanding our proposed energy-related information and services.

We may require additional funds to develop our website. Currently, we are developing the web site in-house, using the services of our management. Although we need to raise additional funds, we have not yet determined how, where or when we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development, if, as and when required, or on terms favorable to the Company. If adequate funds are not available to us, we believe that our business development will be adversely affected. To simply sustain operations over the next 12 months, we are anticipating total funding requirements of $85,000.

In the event we obtain financing of $85,000, of which there can be no assurance, we intend to allocate it as follows:

      Marketing- $24,000 Hardware and equipment- $ 16,000 Web site development- $5,000 General and Administrative- $10,000 Legal fees- $25,000 Blue Sky expenses- $5,000

As of the period ended March 31, 2005, the Company had cash available in the amount of $685. This cash will be insufficient to fund operations, as proposed in our business plan and plan of operations. The Company will immediately need to seek additional funding in the form of equity or debt.


Our future capital requirements will also depend on one or more of the following factors:

o     market acceptance of our services;

o the extent and progress of our development of our system/browser and information sources;

o     competing technological and market developments; and

o     the costs of commercializing our services.

There can be no assurance that funding will be available on favorable terms to permit successful commercialization of our services or be successful in our proposed business operations.

In addition, we have no further credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms, if at all. Since capital resources are insufficient to meet either our current or future capital requirements, we will have to raise additional funds to continue development of our website and operate our proposed business. There can be no assurance that the funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.


Our website is only partially developed and not yet operational. We are not producing revenue. We anticipate we will generate. There is no assurance that we will be successful in the marketing our services. We have no other proposed sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.


If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.


To date, the Company has expended approximately $65,000 to develop our business.


DESCRIPTION OF PROPERTY

We do not own any real property at this time, and we conduct our business from a small office space in the office of our President, at no cost.

The Company believes that existing facilities are adequate for its needs through June 2005. Should the Company require additional space at that time, or prior thereto, the Company will attempt to secure space can on commercially reasonable terms and without undue operational disruption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons. We are not a subsidiary of any other company. Mr. Wicker, McNabb and McIlwraith provided organizational services and cash in the sum of $300.00 for their 300,000 shares of restricted Common Stock.

We issued 9,900,000 shares of common stock to Steven Turcotte in exchange for a software license agreement. The technology, known as the Oil & Gas Community System, is the core component necessary for our proposed web-based business operations. The transaction has been valued at $272, which was Mr. Turcotte's historical cost basis in the license agreement. The term of the exclusive license is perpetual, covers the entire territory of the USA, but may be canceled by Mr. Turcotte if we fail to record any sales pursuant to the exploitation of the technology for a period greater than two months, or declare bankruptcy. As additional consideration, we will pay Mr. Turcotte an annual royalty of 1% of the gross revenues we generate from the commercial exploitation of the technology.

At June 30 and December 31, 2004, we were indebted to our President for expenditures he had made on our behalf in the amount of $766. The obligation is not evidenced by a promissory note and does not bear interest. It is due in the normal course of business.

Our management members have made $300 of capital contributions to our business The Company has raised the total of $55,300 through Private Placements, including the $300 from management (see "Recent Sales of Unregistered Securities").


On April 18, 2005, we entered into a Loan Agreement with Mr. Steven J. Turcotte, our principal shareholder. Under the terms of the Loan Agreement, Mr. Turcotte has agreed to advance the Company a total of $85,000.00, to be repaid in full, together with interest at the rate of 5.25% per annum, on April 15, 2007. Mr. Turcotte is not obligated to advance any funds to us unless and until we have obtained a listing for our stock on the OTC Bulletin Board, of which there can be no assurance. In addition, the loan amount, plus accrued interest, may be converted by Mr. Turcotte into shares of our Common Stock at the due date, in his discretion, at a conversion price equal to the fair market value of the shares at the time of conversion, and the shares are subject to registration, at the demand of Mr. Turcotte, at the sole expense of the Company, such that they become free trading. This could represent substantial dilution to the shareholders holding shares at the time of conversion.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of February 1, 2005, there were approximately 79 holders on record of our common stock.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

                    U.S. CENTER FOR ENERGY INFORMATION. INC.
                        (A development stage enterprise)
                          Index to Financial Statements

--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm                                    F-2

Balance Sheets -
    June 30, 2004 and March 31, 2005 (Unaudited)                                           F-3

Statements of Operations:
     Inception, March 2, 2004, through June 30, 2004 F-4 Nine months ended March
     31, 2005 (Unaudited) F-4 Quarter ended March 31, 2005 (Unaudited) F-4
     Inception, March 2, 2004, through March 31, 2005 (Unaudited) F-4

Statements of Stockholders' Equity:
     Inception, March 2, 2004, through June 30, 2004                                       F-5
     Nine months ended March 31, 2005 (Unaudited)                                          F-5

Statements of Cash Flows:
     Inception, March 2, 2004, through June 30, 2004 F-6 Nine months ended March
     31, 2005 (Unaudited) F-6 Inception, March 2, 2004, through March 31, 2005
     (Unaudited) F-6

Notes to Financial Statements:
    June 30, 2004 and March 31, 2005 (Unaudited)                                           F-7

         [LOGO]
 Bateman & Co., Inc., P.C.
Certified Public Accountants

                                5 Briardale Court
                            Houston, Texas 77027-2904
                                 (713) 552-9800
                                FAX (713)552-9700
                             www.batemanhouston.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
U.S. Center for Energy Information, Inc.

We have audited the accompanying balance sheet of U.S. Center for Energy Information, Inc. (a Nevada corporation and a development stage enterprise) as of June 30, 2004, and the related statements of operations, stockholders' equity, and cash flows from inception, March 2, 2004 through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Center for Energy Information, Inc. (a development stage enterprise) as of June 30, 2004, and the results of its operations and its cash flows from inception, March 2, 2004 through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is not currently engaged in a business and has suffered losses from development stage activities to date, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        BATEMAN & CO., INC., P.C.

Houston, Texas
December 10, 2004

                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World

                   U. S. CENTER FOR ENERGY INFORMATION. INC.
                        (A development stage enterprise)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                    March 31,
                                                                      2005         June 30,
                                                                  (Unaudited)        2004
                                                                  -----------    -----------
ASSETS
  Current assets:
    Cash and cash equivalents                                     $       685    $    20,080
    Note receivable, consultant                                            --          5,000
    Stock subscriptions receivable                                         --            200
                                                                  -----------    -----------
      Total current assets                                                685         25,280
                                                                  -----------    -----------

  Other Assets:
    Software license agreement, at cost                                   272            272
                                                                  -----------    -----------
      Total assets                                                $       957    $    25,552
                                                                  ===========    ===========


LIABILITIES
  Current liabilities:
    Accounts payable, trade                                       $     2,350    $        --
    Account payable, consultant                                         6,000         30,500
    Account payable, officer                                              766            766
                                                                  -----------    -----------
      Total current liabilities                                         9,116         31,266
                                                                  -----------    -----------
      Total liabilities                                                 9,116         31,266
                                                                  -----------    -----------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value, 75,000,000 shares authorized,
     15,700,000 shares issued and outstanding                          15,700         15,700
  Capital in excess of par value                                       17,347          9,872
  Deficit accumulated during the development stage                    (41,206)       (31,286)
                                                                  -----------    -----------
      Total stockholders' equity                                       (8,159)        (5,714)
                                                                  -----------    -----------
      Total liabilities and stockholders' equity                  $       957    $    25,552
                                                                  ===========    ===========

                   U. S. CENTER FOR ENERGY INFORMATION. INC.
                        (A development stage enterprise)
                            Statements of Operations
--------------------------------------------------------------------------------


                                                    Cumulative,
                                                     Inception,
                                                      March 2,                                        Inception,
                                                       2004           Quarter        Nine Months        March 2,
                                                      Through          Ended            Ended           2004
                                                      March 31,       March 31,        March 31,       Through
                                                        2005             2005            2005          June 30,
                                                     (Unaudited)     (Unaudited)     (Unaudited)         2004
                                                     ------------    ------------    ------------    ------------

Revenues                                             $         --    $         --    $         --    $         --
                                                     ------------    ------------    ------------    ------------

General and administrative expenses:
     Consulting fees                                       30,500              --              --          30,500
     Legal and accounting                                   8,725           4,225           8,725              --
     Other general and administrative
       expenses                                             1,981           1,130           1,195             786
                                                     ------------    ------------    ------------    ------------
    Total operating expenses                               41,206           5,355           9,920          31,286
                                                     ------------    ------------    ------------    ------------
    Income (loss) from operations                         (41,206)         (5,355)         (9,920)        (31,286)
                                                     ------------    ------------    ------------    ------------

Other income (expense):                                        --              --              --              --
                                                     ------------    ------------    ------------    ------------
    Income (loss) before taxes                            (41,206)         (5,355)         (9,920)        (31,286)

Provision (credit) for taxes on income                         --              --              --              --
                                                     ------------    ------------    ------------    ------------
    Net income (loss)                                $    (41,206)   $     (5,355)   $     (9,920)   $    (31,286)
                                                     ============    ============    ============    ============

Basic and diluted earnings (loss) per common share                   $      (0.00)   $      (0.00)   $      (0.00)
                                                                     ============    ============    ============

Weighted average number of shares outstanding                          15,700,000      15,700,000       8,716,667
                                                                     ============    ============    ============

                   U. S. CENTER FOR ENERGY INFORMATION. INC.
                        (A development stage enterprise)
                       Statements of Stockholders' Equity
--------------------------------------------------------------------------------

                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                   Capital in     During the
                                                             Common Stock          Excess of     Development
                                                         Shares        Amount      Par Value        Stage          Total
                                                      -----------   -----------   -----------    -----------    -----------

Inception, March 2, 2004                                       --   $        --   $        --    $        --    $        --
Shares issued for cash                                  5,600,000         5,600        49,500                        55,100
Shares issued for software license agreement            9,900,000         9,900        (9,628)                          272
Shares issued for subscription receivable                 200,000           200            --                           200
Less, Related expenses                                                                (30,000)                      (30,000)
Development stage net income (loss)                                                                  (31,286)       (31,286)
                                                      -----------   -----------   -----------    -----------    -----------
Balances, June 30,2004                                 15,700,000   $    15,700   $     9,872    $   (31,286)   $    (5,714)
                                                      -----------   -----------   -----------    -----------    -----------

Nine months ended March 31, 2005 (Unaudited):
Operating expenses paid by third parties, for which
  no reimbursement will be made:
  By consultant                                                                         6,000                         6,000
  By majority shareholder                                                               1,475                         1,475
Development stage net income (loss)                            --            --            --         (9,920)        (9,920)
                                                      -----------   -----------   -----------    -----------    -----------
Balances, March 31, 2005                               15,700,000   $    15,700   $    17,347    $   (41,206)   $    (8,159)
                                                      ===========   ===========   ===========    ===========    ===========

                   U. S. CENTER FOR ENERGY INFORMATION. INC.
                        (A development stage enterprise)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                        Cumulative
                                                        Inception,
                                                         March 2,
                                                           2004          Nine Months
                                                         Through            Ended          Inception,
                                                         March 31,        March 31,      March 2, 2004
                                                           2005             2005            Through
                                                        (Unaudited)      (Unaudited)     June 30, 2004
                                                       -------------    -------------    -------------
 Net income (loss)                                     $     (41,206)   $      (9,920)   $     (31,286)
 Adjustments to reconcile net income (loss) to cash
    provided (used) by development stage activities:
   Operating expenses paid by third parties for
      which no reimbursement will be made                      7,475            7,475               --
    Changes in current assets and liabilities:
      Accounts payable, trade                                  2,350            2,350               --
      Account payable, consultant                              6,000          (24,500)          30,500
      Account payable, stockholder                               766               --              766
                                                       -------------    -------------    -------------
      Net cash flows from operating activities               (24,615)         (24,595)             (20)
                                                       -------------    -------------    -------------

Cash flows from investing activities:
  (Increase) decrease in note receivable, consultant              --            5,000           (5,000)
                                                       -------------    -------------    -------------
      Net cash flows from investing activities                    --            5,000           (5,000)
                                                       -------------    -------------    -------------

Cash flows from financing activities:
  Proceeds from sale of common stock                          55,300               --           55,300
  Less, Stock subscriptions receivable                            --              200             (200)
  Expenses attributable to stock sales                       (30,000)              --          (30,000)
                                                       -------------    -------------    -------------
      Net cash flows from financing activities                25,300              200           25,100
                                                       -------------    -------------    -------------
      Net cash flows                                             685          (19,395)          20,080

Cash and equivalents, beginning of period                         --           20,080               --
                                                       -------------    -------------    -------------
Cash and equivalents, end of period                    $         685    $         685    $      20,080
                                                       =============    =============    =============

Supplemental cash flow disclosures:
  Cash paid for interest                               $          --    $          --    $          --
  Cash paid for income taxes                                      --               --               --
  Noncash investing and financing activities:
    Acquisition of software license agreement                    272               --              272
    Stock subscription agreement                                 200               --              200

                    U.S. CENTER FOR ENERGY INFORMATION, INC.
                        (A development stage enterprise)
                          Notes to Financial Statements
                  June 30, 2004 and March 31, 2005 (Unaudited)
 ------------------------------------------------------------------------------
Note 1 - Organization and summary of significant accounting policies: Following is a summary of our organization and significant accounting policies:

      Organization and nature of business - U.S. Center for Energy Information, Inc. (identified in these footnotes as "we" or the Company) is a Nevada corporation incorporated on March 2, 2004. We are currently based in Houston, Texas. We intend to use a June 30 fiscal year for financial reporting purposes.

      One shareholder, Steven Turcotte, owns 63% of our shares, and officers and directors own 1.9%.

      We were created to meet what management believes is a growing demand for balanced, credible information, and to operate a web-based platform for online commercial transactions in the energy sector. Our business seeks to link purchasers of energy resources to pre-qualified suppliers, and enable them to streamline operational and project processes through use of our website. Over time, we anticipate our proposed business services will cover the U.S. energy sector from the mainstays of oil, natural gas, coal, thermal and hydropower through to nuclear, solar and other alternative sources of energy. We will seek to focus our business efforts on allowing buyers and sellers to self manage projects and their activities by eliminating redundant tasks, streamlining procedures and increasing efficiency.

      To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney and a financial consulting firm to assist us in registering securities for trading by filing with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implement our business plan and additional funding will be necessary to fully implement the plan.

      Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The financial statements have been presented in U.S. dollars, which is our functional currency.

      Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

      Fair value of financial instruments and derivative financial instruments - We have adopted applicable Statements of Financial Accounting Standards regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

      Software license agreement - Our software license agreement was acquired by the issuance of stock to our majority shareholder. Therefore, it is valued at his cost basis. It is considered an intangible asset; therefore it is not amortized, but will be evaluated for impairment at least annually, in accordance with Statement of Financial Standards number 142, Goodwill and Other Intangible Assets.

      Website development costs - We follow Emerging Issues Task Force Issue No. 00-2, Accounting for Website Development Costs, ("EITF Issue No. 00-2"), which provides that for specific website development costs, the accounting should be based generally on AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Under SOP 98-1, development costs are capitalized and amortized to income over the estimated useful life of the website. Through March 31, 2005, we have not incurred any capitalized costs related to website.

      Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

      Revenue recognition - Since inception, we have had no revenue. We expect that our future revenue will be in the form of fees and charges for the use of our web-based platform. We expect to recognize revenue as services are used, or in the case of term contracts, ratably over the life of the contract. We do not currently have any customers.

      Net income per share of common stock - We have adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 - Uncertainty, going concern:
At June 30, 2004 and March 31, 2005, we were not currently engaged in an operating business, had suffered substantial losses from development stage activities to date, had negative net worth approximating $5,700 (June 30) and $8,200 (March 31), and current liabilities exceeded current assets. Although management is currently attempting to implement its business plan and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Therefore, we must rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Commitments and related party transactions:
We have engaged an attorney to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to register 5,500,000 shares of common stock held by existing shareholders. We will not receive any additional proceeds as a result of this registration. Attorney fees of $30,000 related to this activity have been incurred and charged to Capital in excess of par value.

We have retained a financial consulting firm to assist us in organizational development, market research, and business planning. Fees for the initial consulting services of $30,500 have been accrued, and additional services are expected to approximate an additional $30,000. At June 30, 2004 we had a non-interest-bearing note receivable in the amount of $5,000 from the financial consultant. The note arose from retention of a portion of the proceeds from sale of stock. It was due November 30, 2004, and, by mutual agreement, was offset against the amount we owe the consulting firm for the above services.

We issued 9,900,000 shares of common stock to Steven Turcotte in exchange for a software license agreement. The technology, known as the Oil & Gas Community System, is the core component necessary for our web-based operation. The transaction has been valued at $272, which was Mr. Turcotte's historical cost basis in the license agreement. The term of the exclusive license is perpetual, covers the entire territory of the USA, but may be canceled by Mr. Turcotte if we fail to record any sales pursuant to the exploitation of the technology for a period greater than two months, or declare bankruptcy. As additional consideration, we will pay Mr. Turcotte an annual royalty of 1% of the gross revenues we generate from the commercial exploitation of the technology.

At June 30, 2004 and March 31, 2005 we were indebted to our President for expenditures he had made on our behalf in the amount of $766. The obligation is not evidenced by a promissory note and does not bear interest. It is due in the normal course of business.

Certain expenses have been paid on our behalf by third parties. During the period ended March 31, 2005, our principal shareholder paid $1,475 in accounting and other fees, and our financial consulting firm paid $6,000 in audit fees. Since these expenses will not be reimbursed by us, they have been recorded as an expense with an offsetting credit to capital in excess of par value.

Note 4 - Federal income tax:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b) net operating loss carryforwards. No net provision for Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:


                                                                     Inception,
                                                     Nine Months      March 2,
                                                        Ended           2004
                                                       March 31,      Through
                                                         2005         June 30,
                                                     (Unaudited)        2004
                                                     -----------    -----------
Refundable Federal income tax attributable to:
  Current operations                                 $    (1,800)   $   (10,600)
  Less, Change in valuation allowance                      1,800         10,600
                                                     -----------    -----------
    Net refundable amount                            $        --    $        --
                                                     ===========    ===========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount as of March 31, 2005 (Unaudited) and June 30, 2004 is as follows:

                                                   March 31,
                                                      2005           June 30,
                                                  (Unaudited)          2004
                                                  -----------       -----------
Deferred tax asset attributable to:
  Net operating loss carryover                    $    12,400       $    10,600
  Less, Valuation allowance                           (12,400)          (10,600)
                                                  -----------       -----------
    Net deferred tax asset                        $        --       $        --
                                                  ===========       ===========

At March 31, 2005 (unaudited) and June 30, 2004, we had unused net operating loss carryovers approximating $36,600 and $31,200 that is available to offset future taxable income; it expires beginning in 2024.

Note 5 - Issuance of shares:
As of June 30, 2004 and March 31, 2005 (unaudited), we had issued shares of our common stock as follows:

                                                                Price
                                                                 Per
Date      Description                              Shares       Share      Amount
-----------------------------------------------------------------------------------
03/05/04  Shares issued for cash                  100,000   $     0.00   $      100
03/05/04  Shares issued for subscription
          receivable*                             200,000   $     0.00          200
03/30/04  Shares issued for cash                5,500,000   $     0.01       55,000
05/10/04  Shares issued for software license
          agreement                             9,900,000   $     0.00          272
          Less, Related expenses                                            (30,000)
                                               ----------                ----------
03/31/05  Cumulative Totals                    15,700,000                $   25,572
                                               ==========                ==========

* Shares issued to officers of the Company were subscribed and issued at June 30, 2004, but not paid. The subscriptions were fully paid on November 22, 2004. Pursuant to EITF Abstract 85-1, the issuance of the shares has been recorded at June 30, 2004.

Note 6 - New accounting pronouncements: The following recent accounting pronouncements:

o     FASB Statements
      o Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
      o Number 146, Accounting for Costs Associated with Exit or Disposal Activities,
      o Number 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
      o Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123,
      o Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
      o Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,
      o Number 151, Inventory Costs - an amendment of ARB 43, Chapter 4 o Number 152, Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67
      o Number 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29

o     and FASB Interpretations
      o Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others
            - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34
      o Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51

are not currently expected to have a material effect on our financial
Statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Bateman & Co., Inc., P.C., Independent Certified Public Accountants, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Company is paying all of the offering expenses, including expenses in connection with the registration of the securities of the Selling Shareholders, all as set forth below. Selling Security Holders will pay no expenses in connection with this offering. The selling shareholder expense is included in the $30,000 expense figure.

ITEM EXPENSE

      SEC Registration Fee                    $    64.75
      Legal Fees and Expenses                 $25,000.00
      Accounting Fees and Expenses            $ 8,000.00
      Blue Sky Filings*                       $ 1,000.00
      Miscellaneous/Reserve                   $   936.25
                                              ----------
      Total                                   $35,000.00
                                              ==========

                     RECENT SALES OF UNREGISTERED SECURITIES

From March 2004 through July 2004, we issued 15,700,000 shares of our Common Stock, with par value $.001, under exemptions from registration provided in Regulation S promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

In March 2004, we issued 300,000 shares of our restricted common stock to Mr. Wicker, McNabb and McIlwraith, our three (3) founders, directors and officers, and "accredited" investors, as that term is defined in Regulation D, Rule 501 (by virtue of their respective status as a founder and director of the company), for $300.00 cash. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2004, we issued 9,900,000 shares of our restricted common stock at a price of $.01 per share, as consideration for a technology license agreement. This transaction involved 1 foreign purchaser and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. This was a Category 3 transaction under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to a non-U.S. person, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

In March 2004, we issued 5,500,000 shares of our common stock for $0.01 per share, or aggregate cash proceeds of US$55,000.00. This transaction involved 69 purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and
(iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

The March 2004 transaction also involved 6 persons in the U.S. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. This investors were each an "accredited" investor, as that term is defined in Regulation D, Rule 501.

EXHIBITS

Exhibit
Number            Exhibit Description
-------           -------------------


3.1             Articles of Incorporation*
3.2             Bylaws*
4               Instrument Defining the Right of Holders - Share Certificate*
5               Legal Opinion*
23              Consent of Experts
10.1            License Agreement*
10.11           Amendment to License Agreement
99              Loan Agreement


* Previously filed on March 2, 2005

UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to:

      1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

            i. Include any prospectus required by section 10(a)(3) of the Securities Act;

            ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii. Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2, and authorized this registration statement to be singed on its behalf by the undersigned, in Spring, Texas, on this 12th day of August, 2005.


                                     U.S. Center for Energy Information, Inc.


                                     By: /s/ Paul Wicker
                                         ---------------------------------------
                                         Paul Wicker, President


Date: August 12, 2005


In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Paul Wicker                        /s/  William McIlwraith
---------------------------            -----------------------------------------
    Paul Wicker                             William McIlwraith

    Title: President, CEO and          Title: Treasurer, Chief  Financial
             Director                             Officer and Director


Date:  August 12, 2005               Date: August 12, 2005